Exhibit 21.1

Principal Subsidiaries and VIEs of the Registrant

Principal Subsidiaries	Place of Incorporation
Kingsoft Cloud Corporation Limited	Hong Kong
Kingsoft Cloud INC.	The United States
Beijing Kingsoft Cloud Technology Co., Ltd.	PRC
Beijing Yunxiang Zhisheng Technology Co., Ltd.	PRC
Nanyang Kingsoft Cloud Network Technology Co., Ltd.	PRC

VIE	Place of Incorporation
Zhuhai Kingsoft Cloud Technology Co., Ltd.	PRC
Kingsoft Cloud (Beijing) Information Technology Co., Ltd.	PRC

Significant Subsidiaries of VIEs	Place of Incorporation
Beijing Kingsoft Cloud Network Technology Co., Ltd.	PRC
Beijing Jinxun Ruibo Network Technology Co., Ltd.	PRC
Xiong’an Kingsoft Cloud Information Technology Co., Ltd.	PRC
Nanjing Qianyi Shixun Information Technology Co., Ltd	PRC
Suzhou Yunxiang Zhisheng Network Technology Co., Ltd.	PRC
Rizhao Kingsoft Cloud Network Technology Co., Ltd.	PRC
Hainan ChengMai Yunxiang Zhisheng Network Technology Co., Ltd.	PRC
Kingsoft Cloud (Tianjin) Technology Development Co., Ltd.	PRC
Nanjing Kingsoft Cloud Network Technology Co., Ltd.	PRC
Wuhan Kingsoft Cloud Information Technology Co., Ltd.	PRC